Exhibit 99.2
TERMS OF SALE

Further to the provisions of the SECONDARY BLOCK TRADE AGREEMENT DATED 30 September 2024 between Pfizer Inc., Merrill Lynch International, Goldman Sachs International, Deutsche Bank AG, London Branch, HSBC Bank plc, RBC Europe Limited, Barclays Bank PLC, BNP PARIBAS, Mizuho International plc, Siebert Williams Shank & Co., LLC and PNC Capital Markets LLC (the “Agreement”), the following terms of sale are agreed:

    Number of Sale Shares: 640,000,000
    Purchase Price per Sale Share: 380 pence
Base Commission: 0.5%

Closing Date: 3 October 2024

The Seller confirms the accuracy of the representations and warranties set out in Annex B of the Agreement, and each Manager confirms the accuracy of the representations and warranties set out in Annex C of the Agreement and the Seller and each of the Managers confirms the provisions of the Agreement and acknowledge and agree that these Terms of Sale form part of and shall be read in conjunction with the Agreement.

Terms defined in the Agreement shall have the same meanings herein.

These Terms of Sale and the relationship among the parties hereto (and any non-contractual obligation, dispute, controversy or claim of whatever nature arising out of or in any way relating to these Terms of Sale or their formation) shall be governed by and construed in accordance with English law. The parties irrevocably agree that the English courts will have exclusive jurisdiction in relation to these Terms of Sale and the parties hereby submit to the jurisdiction of such courts.

IN WITNESS WHEREOF these Terms of Sale have been duly executed as of 1 October 2024.

[Terms of Sale – Signature Page]

For and on behalf of

MERRILL LYNCH INTERNATIONAL

By: /s/ James Palmer

Name: James Palmer
Title: Head of EMEA ECM

[Terms of Sale – Signature Page]

For and on behalf of

GOLDMAN SACHS INTERNATIONAL

By: /s/ John Wilkinson

Name: John Wilkinson
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

Deutsche Bank AG, London Branch

By: /s/ Saadi Soudavar

Name: Saadi Soudavar
Title: Managing Director

By: /s/ Avnish Srivastava

Name: Avnish Srivastava
Title: Director

[Terms of Sale – Signature Page]

For and on behalf of

HSBC BANK PLC

By: /s/ Richard Fagan

Name: Richard Fagan
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

RBC EUROPE LIMITED

By: /s/ RJ Walford

Name: RJ Walford
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

BARCLAYS BANK PLC

By: /s/ David Seal

Name: David Seal
Title: Managing Director, ECM Execution

[Terms of Sale – Signature Page]

For and on behalf of

BNP PARIBAS

By: /s/ Tom Snowball

Name: Tom Snowball
Title: Managing Director

By: /s/ Virginia Khoo

Name: Virginia Khoo
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

MIZUHO INTERNATIONAL PLC

By: /s/ Johnathan Murray

    _________________

Name: Johnathan Murray
Title: Managing Director, ECM

[Terms of Sale – Signature Page]

For and on behalf of

SIEBERT WILLIAMS SHANK & CO., LLC

By: /s/ Sobani Warner

Name: Sobani Warner
Title: Co-Head of Corporate Finance

[Terms of Sale – Signature Page]

For and on behalf of

PNC CAPITAL MARKETS LLC

By: /s/ Dylan Haas

Name: Dylan Haas
Title: Director

[Terms of Sale – Signature Page]

For and on behalf of

Pfizer Inc.

By: /s/ Brian Byala

Name: Brian Byala
Title: SVP, Treasurer

[Terms of Sale – Signature Page]